Exhibit 99.4

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FINAL TRANSCRIPT

Sep 06, 2011 / 02:00PM GMT, IP - International Paper Co Agreement to Acquire Temple-Inland

ADDITIONAL INFORMATION In connection with the proposed merger, Temple-Inland will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Temple-Inland at the SEC website at http://www.sec.gov. The proxy statement and other documents also may be obtained (after it has been filed with the SEC) for free from International Paper by directing such request to International Paper, Investor Relations, telephone (800) 678-8715.

CERTAIN INFORMATION REGARDING PARTICIPANTS

International Paper and certain of its respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of International Paper’s directors and executive officers in International Paper’s Annual Report on Form 10-K for the year ended December 31, 2010 which was filed with the SEC on February 25, 2011, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on April 8, 2011. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Temple-Inland intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

CORPORATE PARTICIPANTS

Glenn Landau

International Paper Co. - VP, IR

John Faraci

International Paper Co. - Chairman & CEO

Carol Roberts

International Paper Co. - SVP, Industrial Packaging

Timothy Nicholls

International Paper Co. - SVP & CFO

CONFERENCE CALL PARTICIPANTS

Anthony Pettinari

Citi - Analyst

George Staphos

Bank of America-Merrill Lynch - Analyst

Gail Glazerman

UBS - Analyst

Mark Connelly

Credit Agricole Securities - Analyst

Mark Wilde

Deutsche Bank - Analyst

Chip Dillon

Citi - Analyst

Mark Weintraub

Buckingham Research Group - Analyst

Paul Quinn

RBC Capital Markets - Analyst

PRESENTATION

Operator

Good morning. My name is Jackie and I will be your conference operator today. At this time, I would like to welcome everyone to the International Paper Agreement to Acquire Temple-Inland conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session. (Operator Instructions). I would now like to turn the conference over to Mr. Glenn Landau, Vice President of Investor Relations. Please go ahead.

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FINAL TRANSCRIPT

Sep 06, 2011 / 02:00PM GMT, IP - International Paper Co Agreement to Acquire Temple-Inland

Glenn Landau - International Paper Co. - VP, IR

Thank you, Jackie and good morning. And thank you for joining International Paper’s conference call on our definitive agreement to acquire Temple-Inland. Our speaker this morning is John Faraci, Chairman and Chief Executive Officer. Joining John are Tim Nicholls, Senior Vice President and Chief Financial Officer and Carol Roberts, Senior Vice President, Industrial Packaging.

During this call, we will make forward-looking statements that are subject to risks and uncertainties, which are outlined on slide 2 of the presentation. Additionally, we may present certain non-US GAAP financial information. A reconciliation of those figures to US GAAP financial measures will be available on our website. Our website also contains copies of the press release and today’s presentation slides. I will now turn the call over to John Faraci.

John Faraci - International Paper Co. - Chairman & CEO

Thanks, Glenn and as Glenn said, I have got Tim Nicholls and Carol here with me and between the three of us, we will take you through the material here, but then leave time for your questions.

I am just going to start — I think you’ve all seen the press release. Today, we reached an agreement to acquire Temple for $32 a share. That is a total consideration of $4.3 billion, including approximately $600 million of Temple’s debt.

This is what we said at the outset. This is a compelling strategic transaction for International Paper, but it is also one that meets our financial criteria. It is consistent with International Paper’s focus on paper and packaging and achieving and sustaining cost of capital returns in a tough business. This makes a good corrugated box business, which we have in International Paper, an excellent one. The strategic logic is — industrial logic is compelling and we have a shared focus on low-cost facilities, complementary converting systems and a high level of box integration. And we see this, when we put Temple together with International Paper, along with the synergies, which we will talk about, a very powerful cash flow engine to help make International Paper better and stronger.

There are significant synergies. We will talk to those. It is accretive in year one and that includes the one-time costs of merging the two companies and it is highly accretive over time. And I think International Paper has demonstrated that we have a good track record of success in integrating companies like Temple, most recently the Weyerhaeuser corrugated packaging business.

Temple-Inland at a glance on page 7, $4 billion in revenue, 2011 First Call EBITDA of approximately $450 million, seven facilities, containerboard mills, 59 box plants and also a building products business. But as you can see, 82% of Temple-Inland is corrugated packaging and that is really what is interesting to International Paper from a strategic standpoint.

The transaction highlights — it is an all-cash deal. The synergies we believe are in the $300 million range. We believe we can achieve those quite quickly and be at that run rate within 24 months. Timing on closing, we would expect to close early in the first quarter of 2012. Obviously, that is subject to a shareowner vote, which we think we will get in that period time and regulatory approval, as well as other customary approvals.

We have committed financing from a UBS-led bank syndicate. The purchase price of $4.3 billion is a 7.4 multiple without synergies and we think an attractive 4.9 multiple with synergies and that is looking at First Call for Temple on 2012 EBITDA.

The financing overview — we are going to put $1.5 billion in cash into the transaction. We will roll over $600 million of Temple debt and put new debt in place of $2.2 billion and we believe and are highly confident that as we look at this, there will be a rapid repayment of that debt and our debt to EBITDA will remain in the 3 times range or less going forward.

Page 11 I think is where we start to see why this is such a compelling strategic acquisition. It is also financially attractive and just looking at the combination of International Paper and Temple together, a $30 billion company in revenues. Again, this isn’t about bigger is better; it is about making stronger, better, more competitive International Paper businesses. The $4.5 billion of EBITDA, this is the company level, EBITDA margins of close to 15% and free cash flow of close to $2.2 billion.

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FINAL TRANSCRIPT

Sep 06, 2011 / 02:00PM GMT, IP - International Paper Co Agreement to Acquire Temple-Inland

Kind of peeling back one level, so you can see what does this do to the industrial packaging business because that is obviously the engine that is making all this happen. On the left-hand side, our current corrugated packaging business is about $9 million, $1.5 billion of EBITDA, 17% EBITDA margins, 10 million tons of capacity. Temple substantially increases the size of that business, the scale of that business to where it is, over on the far right, $12 billion of revenues, EBITDA with synergies, a full run rate of over $2.2 billion, improving margins, very important. We get a margin expansion out of this to 19%.

The external environment — there should be no surprises here. It feels to us, in looking at North America, that GDP is struggling to show some positive numbers. Box demand is basically flat. That is consistent with a 0% to 1% GDP growth environment. We wish it was better, but the reality is that is what it is right now.

If we look at the forecast, we expect box demand to improve consistent with the economy over time, but at these sluggish rates, and if we continue with this kind of rate, we will be back to prerecession levels of box demand by 2015, which you see on the next page, is page 14.

I would say the global containerboard markets are strong and we expect them to continue to grow. International Paper remains committed to having a multichannel strategy and access to market, which you have heard Carol talk about.

Moving on to page 15, there are significant synergies here. There are considerable supply chain synergies. We found that with Weyerhaeuser, lots of logistics optimization. We have lots of miles of containerboard traveling to mills and then boxes traveling from box plants to customers. We will re-sort all that and that will be one of the big synergy buckets.

There will be some great mix optimization and efficiency improvements across the mills. We found that out with Weyerhaeuser. We’ll find that out again. We will be able to further take a run at putting the right products in the right mills and on the right machines and running those for longer periods of time.

There will be some duplication elimination around SG&A. There will also be an IT integration. We have gotten very good at that, know how to do it. Our corrugated packaging business is on one IT platform. So now we have got Weyerhaeuser and the IP mills on one. So moving Temple onto our system will take some time, but we know how to do that. We will get benefits from that. And then we will be looking at box plants to eliminate duplication where there is some, but also segmenting the customers and the segments to make sure we are serving the customers in the way they expect.

So I am on page 16 now. Just looking at the acquisition assessment and we certainly believe this creates shareowner value. It is very consistent with our focused global paper and packaging strategy. We always said that, in North America, those investments will be around consolidation, as Weyerhaeuser was and this is. It improves the competitive position of one of our core businesses, which is industrial packaging. Earns cost of capital returns, significant synergies, good cash flow generation. We see it having low integration risk.

One of our objectives of a friendly negotiated transaction was to be able to work with Temple at the appropriate time on integration and this enables us to start that process. And we have completed the sufficient due diligence on both Bogalusa and guaranty bank issues that we are comfortable that we know what those are. And it made accommodations for those in our valuation.

So the path forward is to attain regulatory approval, obtain Temple-Inland shareowner approval, which we have to do since we converted this from a tender offer to a merger, develop our integration plan and get focused on day one, but remain focused in the meantime on running International Paper through this uncertain and challenging time.

So just summing up, and then we will turn it over to questions for the three of us. This strengthens IP’s portfolio, which I said at the outset, it makes a good industrial packaging business, which got much better with Weyerhaeuser and became a very good one. It gives us the opportunity to make it an excellent one, significant synergy opportunities and we are going to create some meaningful shareowner value out of this for our share owners. So Glenn, if you want to —.

Glenn Landau - International Paper Co. - VP, IR

Thanks, John. Jackie, we are now ready to take questions.

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FINAL TRANSCRIPT

Sep 06, 2011 / 02:00PM GMT, IP - International Paper Co Agreement to Acquire Temple-Inland

QUESTION AND ANSWER

Operator

(Operator Instructions). Anthony Pettinari.

Anthony Pettinari - Citi - Analyst

Good morning. Since you announced your original bid, Temple has obviously had the Bogalusa and guaranty issues and you referenced due diligence. Can you tell us a little bit more about the due diligence activities? And with regards to accommodations for the valuation, can you give any detail there?

John Faraci - International Paper Co. - Chairman & CEO

Well, what I can say, Anthony, is we had a team in Austin over the weekend. Temple had a dataroom that was populated with quite a bit of information around Bogalusa. They made all the people available that we asked to talk about that and we came to the conclusion, as I think Temple already had, that this was a contained issue. It was one that was unfortunate and both International Paper and Temple [wished that happened did]. Temple has a corrective action plan for Bogalusa, which we have looked at. They are operating under a consent order and we are comfortable that the financial implications and commercial operational implications of Bogalusa going forward are really not significant in the context of this deal.

As far as the bank goes, we are not banking experts, so we didn’t try to make ourselves into subject matter experts, but we charged our external legal advisers with going off to meet with Temple’s legal advisers to talk about the bank issue. And we think we have appropriately sized that in terms of what the exposure might be.

As you see, Temple has had disclosure all along on the bank issue and feels that it is — the financial exposure is de minimis and we took that, looked at it ourselves, formed our own conclusion and factored that into our valuation.

Anthony Pettinari - Citi - Analyst

Okay. And with regards to regulatory approval, you are in a second request period. Do you have a timeframe for that approval and do you anticipate any divestitures?

John Faraci - International Paper Co. - Chairman & CEO

We think by the end of the year, we will be in a position to have reached agreement with the Justice Department on the path forward. And at this point in time, I don’t want to speculate on the outcome, but we are highly confident that we are going to get the regulatory approval that we need to proceed on a basis that we think this transaction still makes a whole lot of sense for International Paper and our shareowners.

Anthony Pettinari - Citi - Analyst

Thank you. I’ll turn it over.

Operator

George Staphos.

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FINAL TRANSCRIPT

Sep 06, 2011 / 02:00PM GMT, IP - International Paper Co Agreement to Acquire Temple-Inland

George Staphos - Bank of America-Merrill Lynch - Analyst

Thanks. Hi, everyone. Good morning and best of luck to both companies’ employees and shareowners and capital providers. I guess I have two questions generally. One, John, could you parse, if possible, the bucket for synergy in terms of how you would allocate that $300 million? And in a related way, how do you envision the two companies’ management teams integrating? Do you have any views on that at this juncture?

John Faraci - International Paper Co. - Chairman & CEO

I would say, George, the synergies are probably going to fall — be similar to [where ours are] in terms of where they fall. Some of the commercial synergies may be a little bit less, but the big buckets are going to be logistics, supply chain, purchasing, overhead, duplication elimination and some box plant rationalization. But this isn’t really about requiring Temple not to have fewer facilities; we’re acquiring to make both companies better and stronger.

George Staphos - Bank of America-Merrill Lynch - Analyst

Right.

John Faraci - International Paper Co. - Chairman & CEO

And in terms of management, we will be starting those discussions when it is appropriate to start them with Temple and formulating our own views on the path forward. And it is important to us, as it was with Weyerhaeuser, and I think we demonstrated this. We need the Temple people to help us make this, our industrial packaging business, a better business. And so there will be places for high-performing Temple people in our organization and we are going to welcome them, but we have got some work to do to figure out what the management structure looks like.

George Staphos - Bank of America-Merrill Lynch - Analyst

Sure. John, one last question and I will turn it over. As we sit here today, and September versus June, you have obviously raised the offer moderately so. But as we look at the environment and how it has changed, obviously, at least from our vantage point, Temple maybe has some liabilities that perhaps we hadn’t been or thinking about as regularly as the current time. The economy maybe has gotten a little bit softer versus June. I don’t know if you would agree or disagree with that. Could you walk us through what gives you confidence and what the thought process was in actually taking the offer up a little bit further from here given that environment?

Thanks and good luck with the closing.

John Faraci - International Paper Co. - Chairman & CEO

We improved the offer a little less than 5%, roughly $1.50 on where we started. We think that still is a very compelling return as we look at it on what we think are reasonable assumptions. There is no question the economy has slowed. It has not since June since the first part of the year and frankly, I said this to Weyerhaeuser, the more challenging the economy is the more important at the right price. We think this is the right price. Opportunities like Temple or like Weyerhaeuser are because they give us more levers to pull from an efficiency standpoint to expand our margins. So in a way, it sounds a little bit odd, but the tougher the economy gets the more strategic and important opportunities like this are, again, at the right price.

From a risk standpoint, we think Bogalusa is — it is an unfortunate event. As with Temple, we wish it hadn’t happened. It did. They have got a corrective action plan. We think they are in the process of putting that in. We have got a good relationship with the state of Louisiana. We look forward to working with them on this going forward, but we think that the Bogalusa, with the plan they have, is behind Temple, not ahead of it and there will be some financial issues, but they are not significant in the scheme of things. We are comfortable with that.

The bank is another issue, but, as I said, we had a due diligence team, not of IP people, but of people who understand issues like this, going over the complaints thoroughly, talking to the Temple legal advisers and we believe Temple has made disclosures about this all along. You know what their view is and we formed a view on our own behalf and factored that into our valuation. So we think we have appropriately and adequately and maybe conservatively covered the bank issue in our $32 offer.

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FINAL TRANSCRIPT

Sep 06, 2011 / 02:00PM GMT, IP - International Paper Co Agreement to Acquire Temple-Inland

George Staphos - Bank of America-Merrill Lynch - Analyst

Thank you, John. Thank you, Tim. Best of luck.

Operator

Gail Glazerman.

Gail Glazerman - UBS - Analyst

Hi, good morning. Can you give any insight — are there any conditions in the deal or a breakup fee?

John Faraci - International Paper Co. - Chairman & CEO

Any what, Gail?

Gail Glazerman - UBS - Analyst

Any conditions for the deal in terms of regulatory approval or anything else? And a breakup fee?

John Faraci - International Paper Co. - Chairman & CEO

There is a breakup fee that is part of the merger agreement. And when that gets filed, you will see all that. There are customary closing conditions. We have got to get the Temple shareowners to vote on it. The poison pill obviously needs to be withdrawn as it relates to this transaction. But there are breakup fees both ways.

Gail Glazerman - UBS - Analyst

Okay. And I don’t know if it is too early if you were just starting due diligence over the weekend, but any thoughts on what incremental CapEx maybe, do you think it can be run at levels that Temple has been spending? I mean the last year has been a bit elevated.

John Faraci - International Paper Co. - Chairman & CEO

We think the capital spending levels are probably, in aggregate, are about right, kind of plus or minus. We will have to see what the mix of spending looks like.

Gail Glazerman - UBS - Analyst

Okay, thank you.

Operator

Mark Connelly.

Mark Connelly - Credit Agricole Securities - Analyst

John, as we go back and look at the transformation plan and the logistics and supply chain stuff there, and then at Weyerhaeuser, the original supply chain project got off to a much slower start than you had originally expected. Should we assume that, through that experience and then through Weyerhaeuser, we can — that you are pretty confident that this is going to go much faster and that these synergy numbers are there for probably something we can bank on a little more than we might have back then?

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FINAL TRANSCRIPT

Sep 06, 2011 / 02:00PM GMT, IP - International Paper Co Agreement to Acquire Temple-Inland

John Faraci - International Paper Co. - Chairman & CEO

Absolutely. Our supply project across International Paper took three more years than we thought. The supply chain implementation within Weyerhaeuser took a lot shorter period of time. And I will just let Carol comment on that as you see it, Carol.

Carol Roberts - International Paper Co. - SVP, Industrial Packaging

Yes, Mark. We have the supply chain system now fully installed inside the Weyerhaeuser facilities going well and we will have the ability to move forward quickly on this. The other thing that helps us is the rest of the company is done now, so we don’t have any competing resource issues or priorities. So I feel very confident that we can do this and will do it well.

John Faraci - International Paper Co. - Chairman & CEO

It is amazing, Mark, the incremental cost to put the same capabilities in the Weyerhaeuser facilities that now are all part of IP was a fraction of what it cost to do the initial industrial packaging mills because we had everything in place, we had to make a few modifications, people had been trained, had to train the trainers, train the people and so it went very quickly and very cost effectively without any significant interruptions to our customer base.

Mark Connelly - Credit Agricole Securities - Analyst

Okay. So we should feel pretty good about this $300 million synergy number then.

John Faraci - International Paper Co. - Chairman & CEO

You ought to feel good about the number and you ought to feel good about the timeframe.

Mark Connelly - Credit Agricole Securities - Analyst

Right. And just one related question, is there a lot of headcount in this number?

John Faraci - International Paper Co. - Chairman & CEO

We really haven’t gotten to the point where we have got a specific headcount number associated with those synergies. We know there will be some duplication and there always is, but the real — our experience with Weyerhaeuser was the real merger benefits come in the mills and in logistics. I mean in International Paper, our freight costs are higher than our labor costs in the corrugated packaging business. So we are going to work on freight miles and logistics and warehouses. And that is not people and jobs; that is just costs that we don’t need in the system.

Mark Connelly - Credit Agricole Securities - Analyst

Okay, that’s super. I appreciate it. Congratulations.

Operator

Mark Wilde.

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FINAL TRANSCRIPT

Sep 06, 2011 / 02:00PM GMT, IP - International Paper Co Agreement to Acquire Temple-Inland

Mark Wilde - Deutsche Bank - Analyst

Good morning, John. Just curious if you can expand a little bit more on kind of where we stand with the DOJ and whether the price of this deal could be adjusted depending on kind of what DOJ ultimately rolls here.

John Faraci - International Paper Co. - Chairman & CEO

It is still early days with the Department of Justice. We have got a scheduled plan to be engaging with them over the next several weeks. We are in the document production. We have agreed on when that is going to be completed. DOJ has agreed on when they are going to come back and give us their view and they will be sharing that with us along the way. I don’t want to speculate on how that is going to come out. And as I said, in the contract and the merger agreement, there is a breakup fee either way for International Paper or for Temple. But we are comfortable that we understand the transaction. We believe we are highly confident we can do the deal and we are confident that we will work through the regulatory approval in a way that won’t impact the fundamental value of the deal to International Paper.

Mark Wilde - Deutsche Bank - Analyst

Okay. And a smaller matter with regulatory, but I think both IP and Temple have decent sized box businesses down in Mexico. Do you need to get any kind of approvals down there?

John Faraci - International Paper Co. - Chairman & CEO

Yes, we do.

Mark Wilde - Deutsche Bank - Analyst

Okay. And then John, Temple has been in the middle of this capital program they call Box Plant Transformation II. Will that process, that capital investment be completed now? Are they going to put that on hold as you kind of wait to put the two companies together?

John Faraci - International Paper Co. - Chairman & CEO

Carol can take that one, Mark.

Carol Roberts - International Paper Co. - SVP, Industrial Packaging

Mark, my understanding of that is that obviously 2010 was a big year of investment for Temple-Inland and there is work going on this year. And actually one of the things that is exciting about it is the opportunity we have to take the good work that has been done there and leverage that further into a larger box system. So I think the timing is great. If we are closing our deal at the beginning of ‘12, we get an opportunity to really leverage off and pick up that momentum.

Mark Wilde - Deutsche Bank - Analyst

Okay. So it sounds like that plan will probably pretty much run through to fruition.

Carol Roberts - International Paper Co. - SVP, Industrial Packaging

If feels that way.

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FINAL TRANSCRIPT

Sep 06, 2011 / 02:00PM GMT, IP - International Paper Co Agreement to Acquire Temple-Inland

Mark Wilde - Deutsche Bank - Analyst

Yes, okay. And John, any thoughts on the building products business over Temple? You have pretty much gotten yourselves out of the building products business over the last five or six years.

John Faraci - International Paper Co. - Chairman & CEO

We thought we had. No, not at this point in time, Mark. It goes, and I think we said this before, the building product business is not part of International Paper’s global paper and packaging strategy. Having said that, it is a business that we need to better understand before we come to any conclusions. And that is — I don’t want to speculate how that is going to turn out. We need to evaluate what we have first, but I think we have been very clear that we got out of the building products business. We weren’t in gypsum, but we were in some of the other businesses Temple is in and they are tough businesses, but I think Temple is doing a good job managing that tough business in that tough environment.

Mark Wilde - Deutsche Bank - Analyst

Yes, I think we would all agree on that. Well, listen, good luck on the transaction.

Operator

Chip Dillon.

Chip Dillon - Citi - Analyst

Good morning and congratulations. I was thinking about the comparison of this acquisition with the Weyerhaeuser one a few years ago. And it seems like that Temple is a bit more forward integrated into boxes than Weyerhaeuser was. Does that mean that you may be able to get more synergies out of the box network in this case than you probably did in the Weyerhaeuser situation?

Carol Roberts - International Paper Co. - SVP, Industrial Packaging

Chip, I think that is a fairly logical conclusion. That combined with the Box Plant Transformation work that has been done. It does appear that there should be some very good opportunities out of the box business.

Chip Dillon - Citi - Analyst

Got you. And then in terms of just the — you mentioned the overhead. Do you sense that the overhead situation at Temple is as big as it was or opportunity as it was at Weyerhaeuser or maybe a little smaller? My impression was that the Weyerhaeuser business was maybe a little bit top-heavier than Temple’s is in terms of just the administration aspects.

Carol Roberts - International Paper Co. - SVP, Industrial Packaging

Our going in thinking on Temple-Inland is — our impression is that they run fairly lean, definitely at the business level. You still have the often impact of a corporate overhead structure. So that is the difference between the Weyerhaeuser and Temple-Inland, but our thinking is that the business side is going to be leaner than what we found at Weyerhaeuser. They are smaller and a different structure of a company.

Chip Dillon - Citi - Analyst

Okay. And then the last question is, and I think, Tim, if I (multiple speakers) — I’m sorry?

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FINAL TRANSCRIPT

Sep 06, 2011 / 02:00PM GMT, IP - International Paper Co Agreement to Acquire Temple-Inland

John Faraci - International Paper Co. - Chairman & CEO

Chip, remember, with Weyerhaeuser, we bought assets and so some of the functions that were providing services to the corrugated packaging business stayed in Tacoma. They didn’t come with the asset purchase we made. Since we are acquiring all of Temple, we are going to get all of Temple, including all the building products business, all the corrugated packaging business, which is almost 85% of the company, plus all the support organizations that run Temple.

Chip Dillon - Citi - Analyst

Got you. So it might be true that they were leaner, but then you have these other areas you have to deal with. And then the last question, I think Tim mentioned when you all first announced the bid back in early June, late May that you could borrow money I guess 10 to 30 years at roughly 4% to 5%. If you could sort of update us on how to think about the financing. I know it is in place, but are you in a position just to confirm where you don’t have to go to the market to term it out? Is it already in essence termed out through the bank process?

Timothy Nicholls - International Paper Co. - SVP & CFO

Well, we have a bridge facility that is available to us and we also have a term loan, a five-year term loan and today, if we were going to the market today, we could probably issue 10-year money at 5% or maybe slightly above 5%; 30 year, a little bit more than 6%. So it has moved around since the time we announced, but it hasn’t changed in a material way.

Chip Dillon - Citi - Analyst

And again, if you did not want to go to market, you could actually wait up to five years if I heard you right. Is that correct for the full amount that you are borrowing to do the deal?

Timothy Nicholls - International Paper Co. - SVP & CFO

Well, no. The bridge has — it is a 12-month bridge. So if you remember the Weyerhaeuser transaction, we went to market ahead of the close and went ahead and issued and never had to really draw on the bridge. So it would be a similar thought process that we go through this time.

Chip Dillon - Citi - Analyst

Got you. Thank you.

Timothy Nicholls - International Paper Co. - SVP & CFO

What the five-year term does is it allows us to pay down debt quickly as we get into the first year of the combined business.

Chip Dillon - Citi - Analyst

I see. Thanks.

Operator

Mark Weintraub.

Mark Weintraub - Buckingham Research Group - Analyst

Good morning. Tim, just so — I didn’t fully understand that last comment you made where the five-year term allows you to pay down quickly. You mean that you would draw on the five-year term and there you would pay that down quickly? Is that what you meant? I didn’t quite understand that comment.

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FINAL TRANSCRIPT

Sep 06, 2011 / 02:00PM GMT, IP - International Paper Co Agreement to Acquire Temple-Inland

Timothy Nicholls - International Paper Co. - SVP & CFO

It is a five-year term amortizing over the five years, but there is no prepayment penalty. So it gives us the flexibility that, if we want to, we can repay that very quickly.

Mark Weintraub - Buckingham Research Group - Analyst

Right. Now was that $1.5 billion, the five-year term?

Timothy Nicholls - International Paper Co. - SVP & CFO

No, it is $1.2 billion.

Mark Weintraub - Buckingham Research Group - Analyst

$1.2 billion, okay. And then you — okay, all right. So would you be doing — presumably you will do the full $1.2 billion on that five-year term?

Timothy Nicholls - International Paper Co. - SVP & CFO

Yes.

Mark Weintraub - Buckingham Research Group - Analyst

Okay.

Timothy Nicholls - International Paper Co. - SVP & CFO

I mean to the extent that we need to, if we bring more than $1.5 billion of cash to the close, then we will make adjustments accordingly.

Mark Weintraub - Buckingham Research Group - Analyst

Okay. And I apologize if you said this, but in terms of the $300 million synergy number, timing wise, how much would you anticipate in the first year and I think you said all of it within 24 months?

Timothy Nicholls - International Paper Co. - SVP & CFO

I think the guidance we have given is a $300 million run rate, but within 24 months.

Mark Weintraub - Buckingham Research Group - Analyst

Okay. And would the majority of that in all likelihood be within the first year?

Timothy Nicholls - International Paper Co. - SVP & CFO

I don’t think we have said.

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FINAL TRANSCRIPT

Sep 06, 2011 / 02:00PM GMT, IP - International Paper Co Agreement to Acquire Temple-Inland

John Faraci - International Paper Co. - Chairman & CEO

Why don’t we let Carol comment on that?

Carol Roberts - International Paper Co. - SVP, Industrial Packaging

I think our track record says we will go as hard, as fast and as quick as we can and I wouldn’t say it is going to be linear, but I think it is going to move pretty quickly.

Mark Weintraub - Buckingham Research Group - Analyst

Okay and then —.

John Faraci - International Paper Co. - Chairman & CEO

She didn’t say linear; she said weighted.

Mark Weintraub - Buckingham Research Group - Analyst

And then I believe at one point early in the process, you had indicated maybe there might be $300 million or so in cash costs to achieve the synergies. Is that still a good number to work with?

Timothy Nicholls - International Paper Co. - SVP & CFO

Just generally speaking, we have assumed dollar for dollar. As you know, in the Weyerhaeuser case, we did better not only in terms of realizing synergies faster and getting more of them, we did better in terms of what we had originally thought the costs would be to achieve those synergies. So it is assumed dollar for dollar and then to the extent we can do better, that is what we are going to try to do.

Mark Weintraub - Buckingham Research Group - Analyst

Right. And then just lastly — and that presumably is tax deductible, the money spent to achieve the synergies, is that correct?

Timothy Nicholls - International Paper Co. - SVP & CFO

Yes. I mean the severance costs, it’s investments in systems, things like that.

Mark Weintraub - Buckingham Research Group - Analyst

Okay, great. Thank you.

Operator

Paul Quinn.

Paul Quinn - RBC Capital Markets - Analyst

Yes, thanks very much. Congratulations on coming to an understanding on the deal. Just a follow-up question on the regulatory approval. It has been suggested that these approvals are easier if both sides are in agreement versus hospital. Is that wishful thinking or is that your understanding as well?

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FINAL TRANSCRIPT

Sep 06, 2011 / 02:00PM GMT, IP - International Paper Co Agreement to Acquire Temple-Inland

John Faraci - International Paper Co. - Chairman & CEO

Well, I wouldn’t say it gets harder if both sides are working together, which we will be. I wouldn’t want to speculate that it gets easier, but it certainly doesn’t get harder and we can move faster. So I would say that net net, holding everything else constant, that is a plus.

Paul Quinn - RBC Capital Markets - Analyst

All right, thanks very much. Best of luck.

John Faraci - International Paper Co. - Chairman & CEO

Okay, thank you very much. I just would make a couple of comments to close this off. From the outset, we have said a friendly, negotiated transaction was what we wanted and we have gotten that. I think Temple management has done a great job building their company. I think Doyle Simons and Pat Maley have done a good job leading the company.

And I think getting clarity for our shareowners and for Temple shareowners and getting International Paper, while this wasn’t a distraction, we can now be 100% planning for running the businesses we have and getting ready for making Temple part of International Paper once we get the regulatory approvals. And I think that is a big plus and we are very happy at this level of financial commitment to get to make Temple part of International Paper because it’s got a great return and it is going to create a lot of shareowner value and be highly accretive, all which we have been telling investors are our criteria to allocating capital for things like this.

Glenn Landau - International Paper Co. - VP, IR

Thanks, John. This concludes our call this morning. Thank you for joining our call. As always, we stand ready to take further questions after the call. Our Investor Relations contact information is available on our website and on the press release. Good morning.

Operator

Thank you. This concludes today’s conference call. You may now disconnect.

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